Exhibit 10.6(e)

AMENDMENT NO. 5 TO THE
AIR PRODUCTS AND CHEMICALS, INC.
RETIREMENT SAVINGS PLAN

WHEREAS, Air Products and Chemicals, Inc. (the “Company”) is the Plan Sponsor of the Air Products and Chemicals, Inc. Retirement Savings Plan (the “Plan”); and
WHEREAS, pursuant to Plan Section 7.01 the Plan may be amended at anytime; and
WHEREAS, on August 1, 2019, the Company purchased certain assets of General Electric Company and amended the Plan to provide service credit to certain General Electric Employees in connection with such purchase; and
WHEREAS, the Company desires to amend the Plan to correct a scribers error in the Plan Amendment.
NOW, THEREFORE, the Plan is hereby amended as follows:

1.	Section 2.67 shall be amended to read as follows:
“(f) An Employee who was an employee of General Electric Company and who was hired by the Company in connection with the purchase of certain assets of General Electric Company on August 1, 2019, shall be credited with a Year of Service for each 12 consecutive month period during the period beginning on the Employee’s service date with General Electric Company and ending on the Employee’s Severance from Service Date.”

2.	In all other respects the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused its Senior Vice President Chief Human Resources Officer to execute this Fifth Amendment to the Plan on this ________________ day of October 2019.

AIR PRODUCTS AND CHEMICALS, INC.

By: ________________________________
Senior Vice President Chief Human Resources Officer